Exhibit 99.1
Zix Corporation’s CEO Provides Corporate Update
Company Continues Positive Cash Flow
DALLAS — July 8, 2008 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption and e-prescribing, today offered a corporate update by its chief executive officer, Rick Spurr.
“ZixCorp remained cash flow positive for Q2 2008, a strong testament to the strength and reliability of our business model and our continuing growth in our Email Encryption business,” said Spurr. “Preliminary revenue estimates are that we will meet our guidance of $6.8 to $7.0 million for the second quarter. The Q2 ending cash balance of $13.0 million exceeded our projected guidance for total cash of $12.6 to $12.9 million. The positive cash flow from operations for the second quarter 2008 of approximately $400,000 is the highest in company history and compares with the $350,000 cash burn for the second quarter of last year. The successful growth of our subscription-based model, positive operational improvements that have been implemented and growing base of recurring revenue and cash have attributed to our ability to maintain positive cash flow.”
“Our Email Encryption continued to perform well,” continued Spurr. “We had an estimated $8.4 million in total orders, including $1.4 million in new first-year orders for the sixth quarter in a row, which in a subscription model combined with strong renewals represents continued growth in this business. With the exception of one large customer, representing 7 percent of the quarter’s renewal base, our renewals remained strong in Q2. We are specifically pleased with the business coming through OEM relationships with Google and other industry leaders for the first six months of the year. Through the first half of 2008 we have already exceeded the total orders from these channels for all of 2007, and as previously disclosed we expect to see improved results from these partnerships in the second half of the year. We remain confident in ZixCorp’s service model as we witness continued recognition of the competitive advantages offered by a SaaS model such as ours. We believe the increasing shift to a SaaS model combined with the immediate and seamless connection to the largest network of secure identities in the industry through the ZixDirectory will continue to keep us well positioned for growth.”
“ZixCorp’s Email Encryption Service continued to increase its dominance in key communities of interest: healthcare, state and local government and the financial sector. In Q2, we added
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |  phone 214 37 0 2000 |  fax 214 37 0 207 |  www.zixcorp.com

our 20th state banking regulator, which, along with the federal banking regulators we already have as customers, is quickly making ZixCorp’s Email Encryption Service the de facto standard in the banking industry. An additional indication of our success in this market is the recent key competitive winback, Daughter of Charity Health System out of California, a regional health care system of six hospitals and medical centers.”
Of the company’s e-prescribing business, Spurr said, “In our PocketScript business, our 150 e-prescribing deployments exceeded our guidance of approximately 100 for the quarter and the Company announced in Q2 that it has processed a milestone 20 million e-prescription transactions. Additionally, the e-prescribing industry has come to the forefront of the mainstream media due to the bipartisan efforts in Congress to promote the widespread adoption of e-prescribing. We have stated and continue to believe that Medicare, as the largest payor in the United States, can significantly accelerate the utilization of this technology through financial incentives to the physician. ZixCorp has secured a leadership position in the e-prescribing industry through its success in achieving adoption and utilization of this technology, especially in the otherwise underserved small practice market. We feel this experience will serve us well and anticipate that this legislation, should it become law, will have a considerable and near-term impact on the e-prescribing industry and specifically our efforts. We believe that the current structure of the legislation, combined with our successful payor-sponsorship model and focus on primary care physicians in practices of 5 or fewer doctors, which represents 75 percent of this high-prescribing segment, will lead to success in this business.”
ZixCorp to Announce Second Quarter 2008 Results on July 29
The Company’s second quarter 2008 operating results will be released after close of the U.S. financial markets on July 29, 2008. The Company will hold a conference call to discuss this information on July 29 at 5:00 p.m. ET.
A live Webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-614-2707 or toll-free 866-761-0749 and entering access code 15191720. An audio replay of the conference will be available until August 5, by dialing 617-801-6888 or toll-free 888-286-8010, and entering the access code 34586302, and after that date via Webcast on the Company’s Web site.
About Zix Corporation
ZixCorp is the leading provider of easy-to-use-and-deploy email encryption and e-prescribing services that Connect entities with their customers and partners to Protect and Deliver sensitive information in the healthcare, finance, insurance and government industries. ZixCorp’s hosted Email Encryption Service provides an easy and cost-effective way to ensure customer privacy and
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |  phone 214 37 0 2000 |  fax 214 37 0 207 |  www.zixcorp.com

regulatory compliance for corporate email. Its PocketScript® e-prescribing service reduces costs and improves patient care by automating the prescription process between payors, doctors, and pharmacies. For more information, visit www.zixcorp.com.
The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release, including the following sentences, “...as previously disclosed we expect to see improved results from these partnerships in the second half of the year, “and “We believe that the current structure of the legislation, combined with our successful payor-sponsorship model and focus on primary care physicians in practices of 5 or fewer doctors, which represents 75 percent of this high-prescribing segment, will lead to success in this business,” are not a guarantee of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the Company’s continued operating losses and use of cash resources in its PocketScript e-Prescription business; the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to enter into new sponsorship agreements for the e-prescribing services offered by its PocketScript, Inc. subsidiary and the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial and to achieve market acceptance of its Email Encryption business in other markets; the Company’s ability to maintain existing and generate other revenue opportunities, including fees for scripts written, from its PocketScript e-Prescription business; the Company’s ability to establish and maintain strategic relationships to gain customers and grow revenues, particularly in its Email Encryption business; the expected increase in competition in the Company’s Email Encryption and e-Prescription businesses; and the Company’s ability to successfully and timely introduce new Email Encryption and e-Prescription products and services or related products and services and implement technological changes. Further details pertaining to such risks and uncertainties may be found in the Company’s public filings with the SEC.
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ZixCorp Contacts:
Public Relations: Farrah Corley (214) 370-2175, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |  phone 214 37 0 2000 |  fax 214 37 0 207 |  www.zixcorp.com